Exhibit 32.2

Certification of Chief Financial Officer

Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350)

In connection with the Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 (the “Report”) of VII Peaks-KBR Co-Optivist Income BDC II, Inc. (the “Registrant”), as filed with the Securities and Exchange Commission on the date hereof, I, Cecilia Shea, the Chief Financial Officer, hereby certify, to the best of my knowledge, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:	/s/ Cecilia Shea
Cecilia Shea
Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer and Principal Accounting Officer)